                                                                   Exhibit 10.39


                 AMENDED AND RESTATED REPRESENTATION AGREEMENT

                                    BETWEEN

                           NEUROMEDICAL SYSTEMS, INC.

                                      AND

                             PAPNET (FAR EAST) LTD.

                         Dated as of September 30, 1997

     This AMENDED AND RESTATED REPRESENTATION AGREEMENT (the "Third Agreement") is made this 30th day of September 1997, by and between Neuromedical Systems, Inc., a Delaware corporation ("NSI") and Papnet (Far East) Ltd., a Cayman Islands corporation ("PFEL").

     WHEREAS, NSI has designed, developed and produces the PAPNET Testing System (referred to herein as, "PAPNET" or "PAPNET Testing"), which is a semi-automated system for the review of conventionally prepared cytological specimen slides (the "Slides");

     WHEREAS, PAPNET consists of a scanning system (the "Scanner"), which processes Slides and stores digital images of certain portions of such Slides on a DAT tape or other digital media ("PAPNET Images"), and a proprietary review station (the "Review Station"), which, among other things, permits a NSI-trained cytotechnologist to review the images stored on the DAT tape or other digital media;

     WHEREAS, NSI markets and sells PAPNET Testing as a service, by which end-user laboratories submit Slides to one of NSI's central facilities for processing on a Scanner, and NSI returns such Slides and related DAT tape or other digital media containing PAPNET Images to such laboratories so that NSI-trained cytotechnologists employed by such laboratories may review the Slides and the related PAPNET Images using a licensed or leased Review Station (collectively referred to herein as, the "PAPNET(R) Service");

     WHEREAS, NSI and PFEL are parties to an agreement dated July 13, 1993 providing for, among other things, the representation of NSI in certain markets by PFEL and the provision of the PAPNET Service to PFEL as an end-user laboratory (the "First Agreement");

     WHEREAS, NSI and PFEL are parties to an agreement dated May 27, 1994, amending and restating the First Agreement, and providing for, among other things, the representation of NSI in certain markets by PFEL and the provision of the PAPNET Service to PFEL as an end-user laboratory (the "Second Agreement");

     WHEREAS, NSI Asia Pacific Ltd., a Cayman Islands corporation and wholly owned subsidiary of NSI ("NSI-APL"), has acquired as of June 1, 1997 all of the issued and outstanding stock of New System International Ltd., a Hong Kong corporation, previously a wholly owned subsidiary of PFEL, and under the terms and conditions of the Royalty Agreement Term Sheet, dated as of June 1, 1997 (the "Royalty Agreement"), executed in connection with such acquisition, NSI and PFEL have agreed to renegotiate the Second Agreement in accordance with the conditions set forth therein;

     WHEREAS, NSI and PFEL desire that this Third Agreement supersede and replace the Second Agreement in accordance with the Royalty Agreement;

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

     NOW, THEREFORE, in consideration of the mutual promises and in consideration of the representations, warranties and covenants herein contained, of which the adequacy and sufficiency of such consideration is expressly acknowledged by NSI and PFEL, the parties hereto agree as follows set forth in this Third Agreement:

1.   Representation and Marketing.


     1.1 Representation Rights. Upon the terms and subject to the conditions of this Third Agreement, NSI hereby grants to PFEL the following rights during the Term (as defined in Section 9 herein) of this Third Agreement: The non-exclusive right and license to market, sell and distribute the PAPNET Service (the "Representation Rights") in Hong Kong, Taiwan and the People's Republic of China (the "Territory").

     1.2 Intellectual Property. NSI hereby grants PFEL a non-exclusive, revocable right to use, for the limited purpose of PFEL's marketing and sale of the PAPNET Service, the copyrights, trademarks and trade names used by NSI to identify PAPNET or the PAPNET Service in accordance with such written specifications as NSI may from time to time make available to PFEL. PFEL agrees to comply with NSI's prevailing policies regarding use of NSI's copyrights, trademarks and trade names used by NSI's distributors and representatives, as such policies may be amended from time to time. PFEL shall not use NSI's copyrights, trademarks or trade names in a disparaging manner. Except as authorized in this Section 1.2, PFEL shall not otherwise use NSI's copyrights, trademarks or trade names without the prior written approval of NSI. PFEL shall not take any action which is inconsistent with NSI's ownership of its copyrights, trademarks and trade names. NSI agrees to include correct trademark, trade name, copyright, trade secrets and patent notices for the PAPNET System and the PAPNET Service on all materials and equipment where appropriate. PFEL shall not remove, alter, cover, obfuscate or otherwise deface any NSI trademark, trade name, patent, trade secret or copyright notice on the PAPNET System or any part thereof or any promotion or advertising material used in conjunction with or for the PAPNET System or the PAPNET Service. PFEL shall not represent that any product or system sold in conjunction with the PAPNET System or PAPNET Service is a product manufactured or endorsed by NSI.

     1.3 Nature of appointment. Nothing contained in this Third Agreement shall (i) prohibit NSI from making, using, licensing, distributing, selling or granting any other rights in and to PAPNET Services in the Territory or (ii) operate to grant PFEL any rights in or to any product or service offered by NSI other than its rights expressly provided by this Third Agreement.

     1.4 Field of use restriction. Except as otherwise contemplated by this Third Agreement, PFEL shall not market, distribute, sell or license, or permit any third party to market, distribute, sell or license, the PAPNET Service to any third party located outside of the Territory or for any use other than uses permitted in writing by NSI. PFEL shall not, or shall not permit any third party to, encourage uses of PAPNET other than as permitted by NSI.

     1.5 Regulatory approval. PFEL shall not market the PAPNET Service in a particular jurisdiction unless and until all regulatory approvals, licenses and permits required by such jurisdiction or any court of competent jurisdiction, governmental body or regulatory agency (a "Governmental Body"), if any, have been obtained. PFEL, at its sole cost and expense, shall prepare and submit any and all appropriate applications, data and other information required by such jurisdiction or Governmental Body to obtain all regulatory approvals, licenses and permits in such jurisdictions. NSI shall assist PFEL in filing all required documents with, and in obtaining any necessary approvals, permits or licenses from, any applicable Governmental Body.

     1.6 Governmental restrictions. In the event that any Governmental Body restricts or prohibits the marketing, distribution, provision or licensing of the PAPNET Service or PAPNET, PFEL's rights hereunder shall be subject to and limited by any such restriction or prohibition without liability to NSI of any type or nature except as expressly provided herein to the contrary.

     1.7 Marketing Obligation. PFEL, at its expense, will develop and implement a comprehensive marketing and sales program to promote successfully the PAPNET Service in the Territory. PFEL will develop, on an annual basis, market plans for each major segment of the Territory. These plans will be subject to review by NSI. Each plan will include an outline of PFEL's strategic objectives for the marketing of PAPNET in such Territory, as well as the specific steps PFEL proposes to execute. PFEL may delegate its duties and obligations of this Section 1.7, provided, however, that such delegation may be
                                --------------------
made only upon express written consent obtained in advance from NSI.

2.   Consideration.


     2.1 Consideration for Representation Rights. In consideration of the Representation Rights granted herein, PFEL shall deliver to NSI at the execution hereof US$800,000 (Eight Hundred Thousand United States Dollars).

3.   Representations and Warranties of NSI.


     NSI hereby represents and warrants to PFEL as follows:

     3.1 Organization. NSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. NSI has the corporate power to own or lease its properties and assets and to carry on its business as now conducted.

     3.2 Authority relative to this Third Agreement. NSI has the right, power and authority to enter into this Third Agreement and to perform all of its obligations hereunder. This Third Agreement has been authorized by all necessary corporate action, has been duly executed and delivered and constitutes the valid and binding obligation of NSI, enforceable in accordance with its terms.

     3.3 No Conflicts; No Consents. The execution, delivery and performance of this Third Agreement will not result in a breach in the terms or conditions of, or constitute a default under, or violate, or conflict with, or require, as the case may be: (i) any provision of any law, regulation or ordinance, (ii) the Certificate of Incorporation or Bylaws of NSI, (iii) any agreement, lease, mortgage or other instrument or undertaking, oral or written, to which NSI is a party or by which it or any of its properties or assets is or may be bound or affected, (iv) any judgment, order, writ, injunction or decree of any Governmental Body, or (v) any action of or by, or filing with, any Governmental Body. To the knowledge of NSI, the execution and delivery of this Third Agreement does not and, except for any approvals, permits and licenses required to market the PAPNET Service in the Territory, the performance of this Third Agreement will not, require any action, consent or approval of any person, entity or Governmental Body.

     3.4 Litigation. Except as disclosed in its publicly filed documents pursuant to U.S. federal securities laws, there is no pending or, to the knowledge of NSI, threatened, legal, administrative, arbitration or other proceeding or governmental investigation which is likely to have a material adverse effect on NSI or the performance by NSI of this Third Agreement.

4.   Representations and Warranties of PFEL.


     PFEL hereby represents and warrants to NSI as follows:

     4.1 Organization. PFEL is a corporation duly organized, validly existing and in good standing under the laws of the Cayman Islands. PFEL has the corporate power to own or lease its properties and assets and to carry on its business as now conducted.

     4.2 Authority relative to this Third Agreement. PFEL has the right, power and authority to enter into this Third Agreement and to perform all of its obligations hereunder. This Third Agreement has been authorized by all necessary corporate action, has been duly executed and delivered, and constitutes the valid and binding obligation of PFEL, enforceable in accordance with its terms.

     4.3 No Conflicts: No Consents. The execution, delivery and performance of this Third Agreement will not result in a breach in the terms or conditions of, or constitute a default under, or violate, or conflict with, or require, as the case may be: (i) any provision of any law, regulation or ordinance, (ii) the charter and organizational documents of PFEL, (iii) any agreement, lease, mortgage or other instrument or undertaking, oral or written, to which PFEL is a party or by which it or any of its properties or assets is or may be bound or affected, (iv) any judgment, order, writ, injunction or decree of any Governmental Body, or (v) any action of or by, or filing with, any Governmental Body. To the knowledge of PFEL, the execution and delivery of this Third Agreement does not, and except for any foreign approvals, permits and licenses required to market the PAPNET Service in the Territory, the performance of this Third Agreement will not, require any action, consent or approval of any person, entity or Governmental Body.

     4.4 Litigation. There is no pending or, to the knowledge of PFEL, threatened, legal, administrative, arbitration or other proceeding or governmental investigation which is likely to have a material adverse effect on PFEL or the performance by PFEL of this Third Agreement.

5.   Additional Covenants.


     5.1   NSI Assurances.   NSI shall cause any and all of its direct and/or
indirect subsidiaries, as the case may be, to fully perform their respective duties and obligations under the terms of any assignment, transfer, sublicense and/or delegation, in whole or in part, of this Third Agreement to any such subsidiaries. NSI further covenants, and shall cause its direct and/or indirect subsidiaries to covenant, that PFEL shall receive substantially the same consideration as that which PFEL may receive pursuant to any assignment, transfer, sublicense and/or delegation, in whole or in part, of this Third Agreement, with respect to any other marketing and/or sales rights granted by NSI, or any of its subsidiaries, to any third party for the PAPNET(R) Testing System in any part of the Territory.

     5.2 NSI and PFEL Further Assurances. Each of NSI and PFEL covenant that they shall, at any time during the Term of this License, take any further action that is reasonably necessary or desirable to carry out the purposes of this Third Agreement and the transactions contemplated herein and hereby, as may be determined in the reasonable discretion of the requesting party, and the other party will take any and all such further action thereof, including the execution and delivery of any further instruments and documents.

     5.3  Business Practice.   PFEL shall not solicit or take any action that is
designed or intended to have the effect of discouraging any PAPNET(R) Testing System customer, supplier, or other business associate from maintaining its business relationships with NSI or any direct or indirect subsidiary of NSI, as the case may be, after execution hereof.

6.  Limitations on Warranties and Liability.


     6.1 No warranties. Except as otherwise provided herein, neither NSI nor PFEL makes any representations or warranties with respect to the PAPNET System or the PAPNET Service, express or implied, including, but not limited to, implied warranties of merchantability and fitness for a particular purpose or that the PAPNET System or the PAPNET Service as developed and designed will met any requirements of or will perform error free or in conformance with the needs or requirements of PFEL or any PFEL customer.

     6.2 Limitation of liability. Except as provided in Section 8 hereof, PFEL and/or NSI, as the case may be, shall have no liability with respect to their respective obligations under this Third Agreement or otherwise for indirect, special, incidental, consequential, punitive or exemplary damages, whether in contract, in tort or otherwise, including, but not limited to, loss of use, revenue or profit, even if PFEL or NSI, as the case may be, has been advised of the possibility of such damages. In no event shall PFEL's or NSI's liability, as the case may be, for any reason and upon any cause of action arising from or relating to this Third Agreement exceed the aggregate revenues derived by PFEL or NSI, as the case may be, from this Third Agreement, or any sublicense, assignment or delegation hereof, during the twelve month period immediately preceding the date such cause of action was commenced; provided, that nothing herein shall be construed to limit injunctive relief as may be ordered by any court or arbitrator.

7.   Ownership and Intellectual Property Protection.


     7.1 Ownership of PAPNET System. PFEL acknowledges and agrees that NSI is the sole and exclusive owner of all current and future worldwide patents and patent rights, copyrights, trademarks, trade names, trade secrets, know-how, utility models and other intellectual property rights (including without limitation, all applications and registrations with respect thereto) in and to the PAPNET System or the PAPNET Service (the "Intellectual Property") embodied in the PAPNET System, all information, materials, clinical and test data reports and filings produced in connection with any required regulatory approvals, permits and licenses, and all information, reports, specifications, source code, object code, documentation, diagrams, flow charts and any other tangible or intangible materials of any type whatsoever relating to the PAPNET System and derived or produced by any parties (collectively the "Proprietary Materials"). No provision contained in this Third Agreement shall be construed to transfer to PFEL any title or ownership interest in the Proprietary Materials or any Intellectual Property embodied in the PAPNET System or the PAPNET Service.
PFEL hereby irrevocably assigns, transfers and quitclaims to NSI all rights, title and interest PFEL may at any time be deemed to have in and to the PAPNET System and all associated Intellectual Property and Proprietary Material thereof.

     7.2 Scope of use. PFEL shall not, and shall not permit any third party to, (a) modify or alter, create or attempt to create, by reverse engineering or otherwise, translate or decompile, translate or transfer, or otherwise attempt to derive the source code, structure or algorithms of, the PAPNET System or any part thereof, (b) use or adapt the PAPNET System or any part thereof in any way, including using or adapting the PAPNET System or any part thereof otherwise than in connection with the marketing or sale of the PAPNET Service, (c) use the PAPNET System or any part thereof to create a derivative work of the PAPNET System, or (d) rent, lease or otherwise provide temporary access to the PAPNET System or any part thereof. Unless otherwise agreed to, in the event that NSI, in its sole discretion, provides any modification, upgrades or enhancements to the PAPNET System, such modifications shall become a part of, and subject to, this Third Agreement.


     7.3 Control of Intellectual Property protection. NSI shall at all times retain the sole and exclusive right to pursue, secure, maintain, protect and enforce its Intellectual Property in and to, or arising out of or related to, the PAPNET System or the PAPNET Service.

     7.4 PAPNET System name. NSI shall have the right in its sole discretion to select and include any trademark or trade name to identify the PAPNET System.

     7.5 Protection of Intellectual Property. PFEL shall use its best efforts, and shall cause Clients to use their best efforts, to protect and maintain the protection of the Intellectual Property in and to the PAPNET System or the PAPNET Service. Upon NSI's request, PFEL shall, at NSI's sole cost and expense, assist NSI in securing, maintaining and enforcing NSI's Intellectual Property in and to the PAPNET System or the PAPNET Service including, but not limited to, undertaking any and all necessary and appropriate actions in accordance with NSI's request.

     7.6 Notice of Infringement. PFEL shall promptly notify, and shall require Clients to notify, NSI of any infringement of any Intellectual Property of NSI with respect to the PAPNET System or the PAPNET Service. Upon reasonable notice of infringement, NSI shall have the right, but not the obligation, to bring any suit or action for infringement of its Intellectual Property at its own expense. PFEL shall, if requested by NSI, actively assist in the prosecution of such action. In the event that NSI fails to take action with respect to such infringement within a reasonable time after notice of infringement, PFEL shall have the right to bring any appropriate suit or action against the infringer at PFEL's expense. In the event PFEL brings and prevails in such infringement action, any amount recovered from the infringer, whether by judgment, award, decree or settlement shall firstly be applied to pay for all losses and damages suffered by PFEL together with all reasonable legal costs and expenses incurred in such action, any balance thereafter be divided equally between PFEL and NSI.

8.   Indemnification.


     8.1 Indemnification. PFEL or NSI, as the case may be (the "Indemnifying Party"), shall, at its sole cost and expense, indemnify and hold NSI or PFEL and their respective directors, officers, employees, agents, representatives and affiliates (each, an "Indemnified Party") harmless with respect to any liabilities, damages, loses, costs and expenses, including reasonable attorney's fees (any or all of the foregoing being hereinafter referred to as a "Loss"), insofar as such Loss arises out of or is based upon (i) a misrepresentation or breach (or alleged misrepresentation or breach) by the Indemnifying Party of its warranties, covenants and agreements contained herein or (ii) a claim that the PAPNET System or the PAPNET Service, as the case may be, as used within the scope of this Third Agreement, infringes or violates any proprietary rights of any third party.

     8.2 Notice of claim; defense. No claim for indemnification hereunder shall be valid unless notice of the matter which may give rise to such claim is promptly provided to the Indemnifying Party in writing. The Indemnifying Party shall have the exclusive right to defend against any claim and control such defense. The Indemnified Party shall cooperate with the Indemnifying Party in defending against such claim. In no event shall the Indemnified Party settle any such claim, lawsuit or proceeding without the Indemnifying Party's prior written approval.

     8.3 Infringement. If, as a result of any such claim of infringement, PFEL or NSI is permanently enjoined from selling the PAPNET Service or using the PAPNET System, as the case may be, by a final, nonappealable decree, of a court of competent jurisdiction, NSI at its sole option and expense, may procure for PFEL the right to continue to sell the PAPNET Service or use the PAPNET System that is subject to such decree or may replace or modify the PAPNET System or PAPNET Service so that the PAPNET Service or PAPNET System is non-infringing. The foregoing states the entire liability of PFEL or NSI, as the case may be, to the other with respect to infringement of any proprietary rights of any third party, and PFEL and NSI hereby expressly waive any other such liabilities that each may have against the other and its directors, officers, employees, agents, representatives and affiliates.

9.   Term.


     9.1 Term. The term of this Third Agreement shall commence on the date first set forth above and terminate at the end of the fifteenth (15th) year from such date (the "Term") unless terminated on an earlier date as provided below in this Section 9.

     9.2 Termination by NSI. (a) Except as otherwise permitted in writing by NSI, this Third Agreement shall terminate automatically upon the termination of any assignment, transfer, sublicense or delegation hereof; and (b) except as otherwise provided, this Third Agreement may be terminated by NSI without notice to PFEL or further action on the part of NSI, upon the occurrence of any of the following events: (i) a material violation or breach by PFEL of any term or provision of this Third Agreement not attributable to the default of NSI Asia Pacific Ltd. which is not cured within thirty (30) days of notice of such violation; (ii) the liquidation, dissolution, winding up or other termination, suspension, discontinuation or failure of the business of PFEL or its efforts to market the PAPNET Service;
(iii) the insolvency of or admission by PFEL of its failure to pay debts as they mature, the making by PFEL of an assignment for the benefit of its creditors or the filing by PFEL of a petition in bankruptcy, the seeking by PFEL of reorganization or arrangement with creditors or PFEL otherwise taking advantage of any insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction whether now or hereafter in effect; (iv) upon PFEL being declared bankrupt or wound up by any court of competent jurisdiction; or (v) if PFEL is enjoined at any time from marketing and distributing the PAPNET(R) Service, or assigning, transferring and/or sublicensing its rights granted hereunder, or delegating its duties and obligations undertaken hereby.

     9.3    Termination by PFEL.   This Third Agreement may be terminated by
PFEL without notice to NSI or further action on the part of PFEL, upon the occurrence of any of the following events: (i) a material violation or breach by NSI of any term or provision of this Third Agreement which is not cured within 30 days of notice of such violation; (ii) the liquidation, dissolution, winding up or other termination, suspension, discontinuation or failure of the business of NSI or its efforts to market the PAPNET Service; (iii) the insolvency of or admission by NSI of its failure to pay debts as they mature, the making by NSI of an assignment for the benefit of its creditors or the filing by NSI of a petition in bankruptcy, the seeking by NSI of reorganization or arrangement with creditors or NSI otherwise taking advantage of any insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction whether now or hereafter in effect; (iv) the filing of any bankruptcy petition against NSI, which petition is not dismissed within sixty (60) days; or (v) NSI being enjoined from licensing its representation, sales and/or distribution rights to the PAPNET Service within the entirety of the Territory.

     9.4    Survival.   The termination of this Third Agreement (whether
pursuant to Section 9.2, 9.3 or upon the expiration of the Term) or any part hereof by either party shall not relieve either party of any obligations accruing prior to such termination. The representations, warranties, covenants and agreements of NSI and PFEL set forth herein shall survive any such termination.

     9.5   Cessation.   Upon the termination of this Third Agreement or any part
hereof (i) PFEL shall destroy any of NSI's marketing literature, packaging or Confidential Information and all copies thereof in its possession and certify in writing that the same have been destroyed and deliver to NSI all information as is necessary and useful for NSI to market the PAPNET Service, (ii) PFEL shall immediately cease representing itself as a Licensee of NSI, and (iii) the parties shall otherwise cooperate in order to effect an orderly termination of this Third Agreement or any part hereof.

10.   Arbitration.


     Except as otherwise provided herein, the parties hereto agree that the sole and exclusive remedy for any dispute between the parties arising out of or relating to this Third Agreement shall be resolved by an arbitration procedure conducted in The City of New York, Borough of Manhattan in accordance with the rules then obtaining of the American Arbitration Association, except that the arbitrators shall have no power to alter or modify any express provision of this Third Agreement, or to render any award which by its terms, effects any such alteration or modification. Judgment upon the award rendered may be entered by any court having jurisdiction in the State of New York. If any action or proceeding is brought to enforce the decision of the arbitrators, the prevailing party shall be entitled to recover its reasonable attorney's fees and other costs incident to such action or proceeding. The provisions of this Section 10 shall not affect the right of any party to seek provisional legal or equitable remedies.

11.  Miscellaneous.


     11.1 Rules of Construction. As used in this Third Agreement, neutral pronouns and any variations thereof shall be deemed to include the feminine and masculine and all terms used in the singular shall be deemed to include the plural, and vice versa, as the context may require. The words "hereof", "herein" and "hereunder" and other words of similar import refer to this Third Agreement as a whole, including the Annexes hereto, as the same may from time to time be amended or supplemented, and not to any subdivisions contained in this Third Agreement. The world "including" when used herein is not intended to be exclusive and means "including, without limitation". References herein to "dollars", "U.S.$" and "$" are to United States dollars. References herein to Section, subsection or Annex shall refer to the appropriate Section, subsection or Annex in or to this Third Agreement.

     11.2 No adverse actions. PFEL agrees to take no action that could materially adversely affect the business, operations or prospects of NSI.

     11.3 Independent Contractors. It is expressly agreed that the parties hereto are acting hereunder as independent contractors and not joint venturers, and under no circumstances shall any of the employees of one party be deemed the employees of the other for any purpose. This Third Agreement shall not be construed as authority for either party to act for the other party in any agency or other capacity, or to make commitments of any kind for the account of or on behalf of the other except to the extent and for the purposes expressly provided for and set forth herein.

     11.4 Assignment; Sublicense. This Third Agreement is not assignable, sublicensable, transferable or delegable by PFEL, in whole or in part, without the express prior written consent of NSI. Any such permitted assignment, sublicense, transfer or delegation of the rights, duties or obligations under this Third Agreement shall be irrevocable except in the case of express prior written consent of NSI. This Third

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

Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

     11.5 Waiver. No waiver by any party of any breach of any provision hereof shall constitute a waiver of any other breach of that or any other provision hereof.

     11.6 Severability. If any provision of this Third Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other party or provision of this Third Agreement.

     11.7 Choice of law. This Third Agreement and the performance hereunder shall be governed by and construed in accordance with the laws of the State of New York (without giving affect to principles of conflicts of laws).

     11.8 Notice. All notices, invoices, consents or other communications required or permitted to be given by either party to the other shall be in writing (including facsimile or similar writing) and shall be given by certified or registered mail, postage prepaid, with a copy by facsimile, as follows:

     (a) If to NSI:

            Neuromedical Systems, Inc.
            Two Executive Boulevard
            Suffern, New York 10901-4164
            Attn: John B. Henneman, III
                 Co-CEO, Vice President of Corporate Development and General Counsel
            Facsimile: (914) 368-4068

     (b) If to PFEL:

            Papnet (Far East) Ltd.
            C/O Dr. Stephen K.C. Ng, President
            Papnet (Far East) Ltd.
            2nd Floor, Zephyr House,
            Mary Street, PO Box 709.
            George Town, Cayman Islands

or at such other address or facsimile number (or other similar number) as any party may from time to time specify to the other party hereto. Any notice, consent or other communication required or permitted to be given hereunder shall be deemed to have been given on the date of mailing, personal delivery or facsimile (provided the appropriate answerback is received) thereof and shall be conclusively presumed to have been received on the second business day following the date of mailing or, in case of personal delivery,

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

the actual day of personal delivery thereof, or, in the case of facsimile delivery, when such facsimile is transmitted, except that a change of address shall not be affective until actually received.

     11.9 Entire Agreement. This Third Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous agreements, proposals, both oral and written, negotiations, representations, commitments, writings and all other communications between the parties, including, but not limited to, the Royalty Agreement. It may not be released, discharged, changed or modified except by an instrument in writing signed by a duly authorized representative of each of the parties.

     11.10 Headings. The headings used in this Third Agreement are for reference purposes only and shall not be construed to limit or further define any term or provisions hereof.

     11.11 Counterparts. This Third Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            [Signature Page Follows]

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

     IN WITNESS WHEREOF, the parties hereto have executed this Third Agreement by a duly authorized representative as of the date first written above.


NEUROMEDICAL SYSTEMS, INC.


By: /s/ John B. Henneman, III
        John B. Henneman, III
        Co-CEO, Vice-President of Corporate Development,
        Secretary and General Counsel


PAPNET (FAR EAST) LIMITED

By: /s/ Stephen K.C. Ng, M.D.
        Stephen K.C. Ng, M.D.
        President

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